EXHIBIT 32

In connection with the Amended Quarterly Report of Advantego Corporation (the "Company") on Form 10-Q /A for the period ending June 30, 2018 as filed with the Securities and Exchange Commission (the "Report"), Robert Ferguson, the Principal Executive Officer, and Tracy A. Madsen, the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

August 15 , 2018	By:	/s/ Robert Ferguson
Robert Ferguson, Principal Executive Officer

August 15 , 2018	By:	/s/ Tracy A. Madsen
Tracy A. Madsen, Principal Financial Officer